UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

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OPAL Fuels Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-40272 (Commission File Number)	98-1578357 (IRS Employer Identification No.)
One North Lexington Avenue, Suite 1450 White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (914) 705-4000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OPAL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2025, OPAL Fuels Inc. (the “Company”) announced the appointment of Mr. Kazi Hasan as Chief Financial Officer and Principal Financial Officer, effective as of February 3, 2025. Mr. Hasan was also appointed Principal Accounting Officer, effective as of March 18, 2025. In connection with Mr. Hasan’s appointment and also effective as of February 3, 2025, Mr. Scott Contino will resign as the Company’s Interim Chief Financial Officer and Principal Financial Officer. Mr. Contino will continue in his role as Principal Accounting Officer until Mr. Hasan assumes the role on March 18, 2025.
Prior to joining the Company, Mr. Hasan, age 54, served as a Senior Advisor at Fluence Energy, Inc. (Nasdaq: FLNC), and as Executive Vice President and Chief Financial Officer for Puget Sound Energy and Cleco, energy utilities in Washington and Louisiana, respectively. Prior to these roles, Mr. Hasan spent more than two decades with AES (NYSE: AES) in senior global and regional executive roles, including Global Chief Risk Officer. Mr. Hasan has also previously served on the boards of directors of various public and private companies. Mr. Hasan is a Chartered Financial Analyst and holds an Engineering degree and multiple Masters degrees in Business Administration and Leadership.
In connection with his appointment, Mr. Hasan shall receive an annual base salary of $500,000, will be eligible for an annual bonus of 85% of his base salary under the Company’s short-term incentive plan, and will be eligible for other annual equity awards under the Company’s long-term equity incentive plan, which shall include a target award with a value of at least 175% of Mr. Hasan’s base salary, expected to be issued in March 2025. Additionally, Mr. Hasan will be granted an initial equity grant valued at $1,200,000 consisting 50% of restricted stock units, 30% of performance restricted stock units and 20% of stock options. The restricted stock units and stock options will vest as to 50% of the shares of Class A common stock on April 30, 2026 and 50% on April 30, 2027. The performance restricted stock units shall vest on a three-year cliff vesting schedule, subject to the achievement of certain performance metrics set by the board of directors. Mr. Hasan will also be eligible to receive a sign-on bonus valued at $150,000 and will be eligible to participate in the Company’s standard benefits programs, including participation in the 401(k) plan, general health and welfare benefits, and reimbursement of relocation expenses, subject to his continued employment.
Upon commencement of his role as Chief Financial Officer, Mr. Hasan will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on May 9, 2022 as Exhibit 10.1 to the registration statement on Form S-4/A (File No. 333-262583).
There are no arrangements or understandings between Mr. Hasan and any other persons pursuant to which Mr. Hasan was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Hasan and any director or executive officer of the Company, or with any person nominated or chosen by the Company to become a director or executive officer, and Mr. Hasan has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On February 3, 2025, the Company issued a press release announcing the appointment of Mr. Hasan. A copy of the press release is attached hereto as Exhibit 99.1.
The information disclosed under this Item 7.01, including the exhibit, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. By filing this Current Report on Form 8-K and furnishing this information, the Company makes no statement or admission as to the materiality of any information in this Item 7.01 or the exhibit attached hereto.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K, including the exhibit, contains forward-looking statements within the meaning of the federal securities laws. These forward looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the other SEC reports of the Company, including that actual events or results may differ materially from those in the forward-looking statements.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated February 3, 2025
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2025

OPAL Fuels Inc.

By:	/s/ John Coghlin
Name:	John Coghlin
Title:	General Counsel